Exhibit 23.1

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 16, 2004, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-110806) and related Prospectus of Staktek Holdings, Inc. for the Registration of shares of its common stock.

/s/  Ernst & Young LLP

Austin, Texas

January 16, 2004